 Exhibit 10.4

RELATIONSHIP AGREEMENT

dated as of

July 1, 2025

among

BAREND FRUITHOF

and

AEBI SCHMIDT HOLDING AG

i

RELATIONSHIP AGREEMENT

This RELATIONSHIP AGREEMENT (this “Agreement”), dated as of July 1, 2025, is entered into by and among Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (the “Company”), and Barend Fruithof (“BF”, together with each Person that has executed and delivered to the Company a joinder to this Agreement in accordance with Section 3.01(d), each, a “Shareholder” and, collectively, the “Shareholders”).

WHEREAS, the Company, The Shyft Group Inc., a Michigan corporation (“Shyft”), ASH US Group, LLC, a newly formed Delaware limited liability company and direct, wholly owned Subsidiary of the Company (“Holdco”), and Badger Merger Sub, Inc., a newly formed Michigan corporation and direct, wholly owned Subsidiary of Holdco, have entered into that certain Agreement and Plan of Merger dated as of December 16, 2024 providing for the combination of the businesses of the Company and Shyft under the Company (the “Merger Agreement”); and

WHEREAS, the Shareholders and the Company deem it in their best interests and in the best interests of the Company to enter into this Agreement to set forth their respective rights, duties and obligations in connection with the consummation of the merger contemplated by the Merger Agreement and the ongoing governance of the Company.

NOW, THEREFORE, for good and valuable consideration the sufficiency and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS
Section 1.01 Definitions.

Capitalized terms used herein and not otherwise defined shall have the meaning set forth in this Article I.

“Affiliate” means, with respect to any Person, any other Person that, at the time of determination, directly or indirectly, whether through one or more intermediaries or otherwise, controls, is controlled by or is under common control with such Person. For purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Applicable Law” means all applicable provisions of constitutions, treaties, statutes, laws (including common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations, orders, writs, judgments, awards, injunctions or rulings of any Governmental Authority.

“Articles of Association” means the articles of association of the Company substantially in the form attached to the Merger Agreement and which will be adopted on or prior to Closing, as the same may be amended, modified, supplemented or restated from time to time.]

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York or Zurich, Switzerland are authorized or required by law to close.

“Change of Control” means any transaction or series of related transactions (as a result of a tender offer, merger, consolidation, reorganization, business combination or otherwise) that (a) results in or is in connection with any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers acquiring beneficial ownership, directly or indirectly, of a majority of the then issued and outstanding Common Stock, (b) results in or is in connection with the sale, lease, exchange, conveyance, transfer or other disposition (for cash, shares of stock, securities or other consideration) of all or substantially all of the property and assets of the Company and its Subsidiaries, on a consolidated basis, to any Third Party Purchaser or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) of Third Party Purchasers (including any liquidation, dissolution or winding up of the affairs of the Company, or any other distribution made, in connection therewith), or (c) results in the then- current holders of Common Stock collectively owning less than a majority of the voting power of the surviving entity immediately following consummation thereof.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Common Stock” means the common stock, par value $1.00 per share, of the Company and any voting securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, or internal reorganization in the form of a merger, consolidation or exchange, or similar transaction.

“Company” has the meaning set forth in the preamble.

“Competitively Sensitive Information” means Confidential Information designated by the general counsel of the Company that is competitively sensitive with respect to the applicable recipient in the reasonable discretion of the general counsel of the Company, including such Confidential Information with respect to profit margins, product and brand costs and profit and loss information, price lists, customer and supplier lists and other customer and supplier specific information, customer contracts, purchase orders, statements of work, plans to increase or reduce production outside of the ordinary course, plans to enter or leave product or geographic markets or similar information, new products plans, purchasing patterns and pricing, supply arrangements, strategic alliances, promotional plans and advertising plans, to the extent that such information is not aggregated, redacted, anonymized or otherwise desensitized. For the avoidance of doubt, information regarding the overall financial performance of the Company or aggregated information that does not include any specific information on any of the matters set forth above shall not be deemed to be Competitively Sensitive Information.

“Confidential Information” means all confidential and proprietary information and data of the Company or any of its Subsidiaries disclosed or otherwise made available to any Shareholder or any Representative (in such Person’s capacity as such) thereof (together, for this purpose, a “Recipient”) pursuant to the terms of this Agreement, whether disclosed electronically, orally or in writing or through other methods made available to the Recipient. Notwithstanding the foregoing, for purposes of this Agreement, Confidential Information will not include any information (a) already in the public domain at the date of the transmission to the Recipient, or which has become generally available to the public other than as a result of a disclosure by the Recipient in breach of this Agreement, (b) in the Recipient’s possession and which is not, or was not at the time of acquisition of possession, to the Recipient’s actual knowledge, covered by any confidentiality agreements between the Recipient, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (c) which the Recipient may receive on a non-confidential basis from a third party and which is not, to the Recipient’s actual knowledge, covered by a confidentiality agreement with the Company or any of its Subsidiaries.

“Effective Time” has the meaning ascribed to such term in the Merger Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi- governmental authority (to the extent that the rules, regulations or orders of such organization or authority have a binding force), or any arbitrator, court or tribunal of competent jurisdiction.

“Joinder Agreement” means the joinder agreement in form and substance of Exhibit A attached hereto.

“Lock-up Period” has the meaning set forth in Section 3.01(a).

“Member of the Immediate Family” means, with respect to any Person that is a natural person, each parent, spouse or child or other descendants of such individual (including by adoption), each trust created solely for the benefit of one or more of the aforementioned Persons and their spouses and each custodian or guardian of any property of one or more of the aforementioned Persons in their capacity as such custodian or guardian.

“Merger Agreement” has the meaning set forth in the preamble.

“Permitted Transferee” means (i) with respect to any Shareholder that is an entity, (x) a Subsidiary of such Shareholder (excluding, for the avoidance of doubt, any Portfolio Company of such Shareholder) or (y) the beneficial owner of 100% of the issued and outstanding equity interests of such Shareholder and (ii) with respect to any Shareholder that is an individual, (a) by gift to, or for the benefit of, any Member of the Immediate Family of such Shareholder, (b) to a trust or other estate planning vehicle for the benefit of such Shareholder and/or any Member of the Immediate Family of such Shareholder, so long as such Shareholder retains sole and exclusive control over the voting and disposition of the applicable shares of Common Stock (c) upon the death of such Shareholder, by the will or other instrument taking effect at death of such Shareholder or by Applicable Laws of descent and distribution to such Shareholder’s estate, executors, administrators and personal representatives, and then to such Shareholder’s heirs, legatees or distributes or
(d) to an entity of which the Shareholder is the 100% beneficial owner of the issued and outstanding equity interests.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Portfolio Company” means, with respect to any Person, a portfolio company of such Person that is not controlled by such Person.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“SEC” has the meaning set forth in Section 2.02(c).

“Securities Act” means the Securities Act of 1933, as amended. “Shareholders” has the meaning set forth in the preamble.

“Subsidiary” means, with respect to any Person, (i) any entity of which such person, directly or indirectly, owns (A) securities or other ownership interests having ordinary voting power to elect a majority of the board or other governing body of directors or other Person or body performing similar functions or (B) more than 50% of the outstanding equity or financial interests or (ii) any entity in which such Person is or any of its Subsidiaries is a general partner or managing member of such other Person.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, is not a Shareholder or an Affiliate of a Shareholder.

“Transfer” means to, directly or indirectly, offer, sell, transfer, assign, donate, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, donation, pledge, encumbrance, hypothecation or similar disposition of, any Common Stock owned by a Person or any interest (including a beneficial interest) in any Common Stock owned by a Person, including establishing or increasing a put equivalent position, liquidating or decreasing a call equivalent position within the meaning of Section 16 of the Exchange Act, transferring of any interest in any direct or indirect holding company holding shares of Common Stock or through the issuance and redemption by any such holding company of its interest, or depositing into a voting trust or enter into a voting agreement or arrangement with respect to any such interests or grant any proxy or power of attorney with respect to, any shares of Common Stock beneficially owned by such Shareholder.

ARTICLE II.

CONFIDENTIALITY; STANDSTILL
Section 2.01 Confidentiality.

Each Shareholder will, and will cause its Representatives to, (i) keep confidential all Confidential Information and not disclose or reveal any such information to any Person without the prior written consent of the Company, other than to such Shareholder’s Representatives whom such Shareholder determines in good faith need to know such information solely for the purpose of evaluating, monitoring or taking any other action with respect to the investment by such Shareholder in the Company, and (ii) cause its Representatives to observe the terms of this Section 2.01 as if they were parties to this Agreement; provided, however, that nothing herein will prevent any Shareholder from disclosing any information that is required to be disclosed by Applicable Law so long as, prior to such disclosure, such Shareholder, unless prohibited by Applicable Law, notifies the Company of any such disclosure, uses reasonable best efforts to limit the disclosure to only those portions that are required to be disclosed under such Applicable Law and maintains the confidentiality of such other information to the maximum extent permitted by Applicable Law. Each Shareholder shall be responsible for any breach of this Section 2.01 by any of its Representatives to whom a disclosure is made.

Section 2.02 Standstill Restrictions. From the date of this Agreement and until the second anniversary of the date of this Agreement (the “Standstill Period”), each Shareholder shall not, and shall cause all of its respective Affiliates not to, directly or indirectly through another Person, without the prior written approval of the Board (which shall be approved by at least three quarters all members of the Board, in each director’s sole discretion):

(a)
acquire, agree to acquire, propose, seek or offer to acquire or announce the intention to acquire, or knowingly facilitate the acquisition or ownership of (whether publicly or otherwise and whether or not subject to conditions) any equity securities, loans, debt securities or assets of the Company or any of its Subsidiaries, or any warrant, option or other direct or indirect right to acquire any such securities, loans or assets;

(b)
enter into, agree to enter into, propose, or seek or offer to enter into or knowingly facilitate any merger, business combination, recapitalization, restructuring or other extraordinary transaction (including a Change of Control) involving the Company or any of its Subsidiaries;

(c)
initiate, knowingly encourage, make, or in any way participate or engage in, any “solicitation” of “proxies” as such terms are used in the proxy rules of the U.S. Securities and Exchange Commission (the “SEC”) to vote, or seek to advise or influence any Person (other than any Permitted Transferees) with respect to the voting of, any voting securities of the Company (including, for the avoidance of doubt, indirectly by means of communication with the press or media), in each case, other than in a manner in accordance with the recommendation of the Board;

(d)
file with the SEC a proxy statement or any supplement thereof or any other soliciting material in respect of the Company or its shareholders that would be required to be filed with the SEC pursuant to Rule 14a-12 or other provisions of the Exchange Act;

(e)	nominate or recommend for nomination a person for election at any shareholder meeting of the Company at which directors of the Board are to be elected;

(f)	submit any shareholder proposal for consideration at, or bring any other business before, any shareholder meeting of the Company;

(g)	initiate, knowingly encourage, or actively participate or engage in, any “withhold” campaign with respect to any shareholder meeting of the Company;

(h)
form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of the Company, other than with the Permitted Transferees;

(i)
call, request the calling of, or otherwise seek or assist in the calling of an extraordinary meeting of the stockholders of the Company or make shareholder proposals to an (annual or extraordinary) meeting of the stockholders;

(j)	otherwise act, alone or in concert with others, to seek to control the management of the Company;

(k)	disclose any intention, plan or arrangement prohibited by, or inconsistent with, the foregoing;

(l)
take any action (except as expressly permitted herein) that would reasonably be expected to require the Company to make a public announcement regarding the possibility of a business combination, merger or other extraordinary transaction described in this Section 2.02 with it or any of its Affiliates; or

(m)
advise, assist or knowingly encourage or enter into any negotiations, agreements or arrangements with any other Persons (other than any Permitted Transferees) in connection with the foregoing (provided, that this paragraph (l) shall not restrict a Shareholder’s ability to Transfer its Common Stock in accordance with Section 3.01);

provided that the foregoing limitations will (i) in no way limit the activities of any Person appointed to the Board pursuant to this Agreement taken in his or her capacity as a director of the Company, including the acceptance by such Person of any compensation offered by the Company, (ii) not preclude the exercise of any pre-emptive subscription rights set forth in the Articles of Association, rights received as a dividend or other distribution in a rights offering or other issuance in respect of any Common Stock beneficially owned by the Shareholders, and (iii) not limit any Shareholder or any of its Affiliates from participating in any auction process initiated by the Company or any of its Subsidiaries with respect to its assets in which the Company has invited in writing such Shareholder or any of its Affiliates to participate. Notwithstanding anything to the contrary contained in this Agreement, the provisions of Section 2.02 shall be inoperative and of no force or effect if the Company enters into a definitive agreement providing for a Change of Control.

ARTICLE III.

RESTRICTIONS ON TRANSFER

Section 3.01 General Restrictions on Transfer.

(a)
Except as permitted by Section 3.01(b) and (c), each Shareholder from the date hereof until the later of (a) the first anniversary of the date hereof; and (b) the date when BF ceases to be the CEO and the vice-chair of the Board of the Company (such period, the “Lock-up Period”), will not, and will cause each of its Permitted Transferees not to, Transfer any of the Common Stock that it beneficially owns at the Effective Date without prior approval of the Board, such approval not to be unreasonably withheld or delayed (provided, that BF shall not participate in such decision).

(b)
The provisions of Section 3.01(a) shall not apply to any Transfer by any Shareholder or its Permitted Transferees (i) of all (or a portion of) of its Common Stock to a Permitted Transferee, (ii) pursuant to a liquidation, merger, stock sale, consolidation or other business combination of the Company with a Person that is unaffiliated with the Shareholders (iii) by virtue of marital property law (eheliches Güterrecht), (iv) of the number of shares of Common Stock, or any portion thereof, acquired after the Effective Date not in breach of this Agreement, or (v) solely in connection with the pledging of any Common Stock or any exercise of lender’s rights or remedies, including any subsequent Transfer by such lender, pursuant to any loan agreement with a bona fide financial institution. For the avoidance of doubt, any exercise of any lender’s rights and/or remedies under any such loan agreement and any transfer following any exercise of such remedies shall not be limited or restricted by any provision of this Agreement.

(c)
Notwithstanding Section 3.01(a), as from the third anniversary of the date hereof, BF may Transfer an amount of shares of Common Stock that he beneficially owns up to 0.5% of the total outstanding Common Stock per each calendar year.

(d)
Prior notice shall be given to the Company by the transferor of any Transfer permitted by this Section 3.01 (whether or not to a Permitted Transferee) of any Common Stock at least three Business Days prior to the date of any such Transfer. Prior to or concurrently with the consummation of any Transfer, the applicable Shareholder shall cause the transferee that is a Permitted Transferee to execute and deliver to the Company a Joinder Agreement and agree to be bound by the terms and conditions of this Agreement as a Shareholder (provided that, the applicable transferring Shareholder shall continue to be liable hereunder for any failure of the transferee that is a Permitted Transferee to comply with any provisions of this Agreement). Upon any Transfer by any Shareholder of any of its Common Stock permitted by this Section 3.01 to a Permitted Transferee, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement of, the transferor thereof.

Notwithstanding any other provision of this Agreement, each Shareholder agrees that it will not, directly or indirectly, Transfer any of its Common Stock (i) except as permitted under the Securities Act and other applicable federal or state securities laws, (ii) if it would cause the Company or any of its Subsidiaries to be required to register as an investment company under the Investment Company Act of 1940, as amended, or (iii) if it would cause the assets of the Company or any of its Subsidiaries to be deemed plan assets as defined under the Employee Retirement Income Security Act of 1974, as amended, or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES

Section 4.01 Shareholder Representations and Warranties.

Each Shareholder represents and warrants to the Company and each other Shareholder that:

(a)
Such Shareholder has the legal capacity and has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)
This Agreement constitutes the legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, require no action by or in respect of, or filing with, any Governmental Authority (other than the filing of any required reports with the SEC).

(c)
The execution, delivery and performance by such Shareholder of this Agreement and the consummation of the transactions contemplated hereby do not (i) conflict with or result in any violation or breach of any provision of any Applicable Law or (ii) require any consent or other action by any Person under any provision of any material agreement or other instrument to which such Shareholder is a party.

(d)
Except for this Agreement, such Shareholder is not bound by any other agreements or arrangements of any kind with any other party with respect to the Common Stock, including agreements or arrangements with respect to the acquisition or disposition of the Common Stock or any interest therein or the voting of the Common Stock (regardless of whether or not such agreements and arrangements are with the Company or any other Shareholder).

ARTICLE V.

TERM AND TERMINATION

Section 5.01 Entry into Force.

This Agreement shall be effective immediately following the Effective Time.

Section 5.02 Termination.

This Agreement shall terminate upon the earliest of: (a) the expiration of the Lock-up Period; (b) the tenth anniversary of the Effective Time, (c) the liquidation or winding up of the Company; or
(d) upon the written agreement of the Company and the Shareholders.

Section 5.03 Effect of Termination.

(a)
The termination of this Agreement shall terminate all further rights and obligations of the Shareholders under this Agreement except that such termination shall not effect: (i) the existence of the Company; (ii) the obligation of any party hereto to pay any amounts arising on or prior to the date of termination, or as a result of or in connection with such termination; (iii) the rights which any Shareholder may have by operation of law as a Shareholder; or (iv) the rights contained herein which are intended to survive termination of this Agreement.

(b)
The following provisions shall survive the termination of this Agreement: this Section 5.03, Section 6.02, Section 6.09 and Section 6.10 shall survive the termination of this Agreement until the latest date permitted by Applicable Law.

ARTICLE VI.

MISCELLANEOUS

Section 6.01 Expenses.

Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

Section 6.02 Notices.

All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or email of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02):

if to the Company:

Aebi Schmidt Holding AG
Schulstrasse 4, 8500 Frauenfeld, Switzerland
Attention: Barend Fruithof / Thomas Schenkirsch
Email: barend.fruithof@aebi-schmidt.com / thomas.schenkirsch@aebi-schmidt.com if to the Shareholders, the applicable address set forth below their names on the signature pages attached hereto.

Section 6.03 Interpretation.

For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 6.04 Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 6.05 Entire Agreement.

This Agreement, the Articles of Association and the Merger Agreement constitute the sole and entire agreement of the parties with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 6.06 Amendment and Modification; Waiver: Form.

This Agreement, including this Section 7.06 may only be amended, modified or supplemented by an agreement in writing by the Company and the Shareholders. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. No waiver by any party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

To the extent permitted by Applicable Law, this Agreement may be signed in person or by means of electronic signature or e-signature, be it a qualified or simple (non-recognized) electronic signature (including DocuSign), or by other physical or electronic addition of a signature. This Agreement may be delivered by electronic transmission (e.g., email delivery in .pdf format or similar format). Any copy so signed and delivered shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof signed and delivered in person.

Section 6.07 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, to the extent permitted under Article III hereof.

Section 6.08 No Third-Party Beneficiaries.

This Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.09 Governing Law; Jurisdiction.

(a)	This Agreement shall in all respects be governed by and construed in accordance with Swiss law without giving effect to Swiss conflict of laws rules.

(b)
Any dispute, controversy, or claim arising out of, or in relation to, this contract, including regarding the validity, invalidity, breach, or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Arbitration Centre in force on the date on which a notice of arbitration is submitted in accordance with those Rules. The number of arbitrators shall be three. The seat of the arbitration shall be in Zurich, Switzerland. The arbitration proceedings shall be conducted in English.

Section 6.10 Actions by the Company.

Any actions, including any decisions, waivers, requests or consents, to be taken or made by the Company under this Agreement shall only be made with the prior approval of the Board (provided, that BF shall not participate in such decision).

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Company:

AEBI SCHMIDT HOLDING AG

By: /s/ Andreas Rickenbacher
Name: Andreas Rickenbacher
Title: Vice-Chairman

By: /s/ Thomas Schenkirsch
Name: Thomas Schenkirsch
Title: Head Group Strategic Development

Shareholders:

BAREND FRUITHOF

/s/ Barend Fruithof

[Signature Page to Relationship Agreement]

Exhibit A

JOINDER AGREEMENT

This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Relationship Agreement dated as of July 1, 2025 (as the same may be amended from time to time, the “Relationship Agreement”) by and among Aebi Schmidt Holding AG, a Swiss Aktiengesellschaft (the “Company”), and Barend Fruithof (“BF”, together with each Person that has executed and delivered to the Company a joinder to the Relationship Agreement in accordance with Section 3.01(d) of the Relationship Agreement, the “Shareholders”). Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Relationship Agreement.

The Joining Party hereby acknowledges and agrees that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party under the Relationship Agreement as of the date hereof and shall have all of the rights and obligations of the Shareholder from whom it has acquired the Common Stock (to the extent permitted by the Relationship Agreement) as if it had executed the Relationship Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Relationship Agreement.

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below. Date: [ ], 20[ ]

[NAME OF JOINING PARTY]

By:
Name:
Title:

Address for Notices:

AGREED ON THIS [ ], 20[ ]:

By:
Name:
Title:

A-1